Exhibit 1.01

INTERLINK ELECTRONICS, INC.

Conflict Minerals Report
For the Calendar Year Ended December 31, 2017

Introduction

This Conflict Minerals Report (“Report”) of Interlink Electronics, Inc. for calendar year 2017 has been prepared in accordance with Rule 13p-1 (“Rule 13p-1”) under the Securities Exchange Act of 1934 (the “1934 Act”), the instructions to Form SD, and the Public Statement on the Effect of the Recent Court of Appeals Decision on the Conflict Minerals Rule issued by the Director of the Division of Corporation Finance of the Securities and Exchange Commission on April 29, 2014 (the “SEC Statement”). The Company notes the Updated Statement on the Effect of the Court of Appeals Decision on the Conflict Minerals Rule issued by the SEC Division of Corporation Finance on April 7, 2017. Please refer to Rule 13p-1, Form SD and the 1934 Act Release No. 34-67716 for definitions to the terms used in this Report, unless otherwise defined herein.  As used in this Report and unless otherwise expressly stated or the context otherwise requires, all references to “Interlink,” “we,” “our,” “Company” and similar references are references to Interlink Electronics, Inc. and its consolidated subsidiaries.    The content of our website as referred to in this Form SD is included for general information only and is not incorporated by reference into this Form SD.

This Report outlines the steps we undertook in accordance with Rule 13p-1, Form SD, and the SEC Statement in connection with the existence of Conflict Minerals in products we manufacture or contract to manufacture. Our diligence measures were designed to adhere, in all material respects, with the nationally recognized due diligence framework in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related Supplement on Tin, Tantalum and Tungsten and the Gold Supplement (Second Edition OECD 2013) (the “OECD Framework”).

Company Overview

Interlink designs, develops, manufactures and sells a range of force-sensing technologies that incorporate our proprietary materials technology, firmware and software into a portfolio of standard products and custom solutions.  These include sensor components, subassemblies, modules and products that support effective, efficient cursor control and novel three-dimensional user inputs.  Our Human Machine Interface (“HMI”) technology platforms are deployed in a wide range of markets including consumer electronics, automotive, industrial, and medical.  The application of our HMI technology platforms includes vehicle entry, vehicle multi-media control interface, rugged touch controls, presence detection, collision detection, speed and torque controls, biological monitoring and others.

Our position in the supply chain is as a remote downstream purchaser, several levels removed from the actual mining of the Conflict Minerals or the smelters or refiners that process these minerals.  We do not directly make purchases of raw ore or unrefined Conflict Minerals from the Covered Countries and we do not directly source any products or components from the Covered Countries.  In light of our remote position in the supply chain, we must rely upon our suppliers (and their multiple sub-suppliers and intermediaries) for information on and verification of the chain of custody of Conflict Minerals contained in our products.

Enumerated paragraphs set out below conform to the Instructions set forth in Item 1.01(c) of Form SD.

1.Due Diligence

After conducting a “reasonable country of origin inquiry” (“RCOI”) in accordance with the instructions to Item 1.01 of Form SD (and as disclosed in our Report on Form SD for the year ended December 31, 2016), the Company was unable to conclude, without further diligence, that none of the Conflict Minerals in its products, that were not  sourced from recycled or scrap materials, did not originate in the Covered Countries.  During the period from January 1, 2017 to December 31, 2017, the Company conditionally approved three new suppliers, however, we are not currently selling products with materials from two of these three suppliers.  Given the consistency of our supply chain, we continued to rely on the calendar year 2016 RCOI results for the conclusions reached in this Report.

(i)     Conformity with OECD Framework

In accordance with Rule 13p-1, we designed our Conflict Mineral Compliance Program to conform, in all material respects, with the five-step process outlined in the OECD Framework. In addition, our diligence measures relied upon information and templates obtained from the Electronic Industry Citizenship Coalition and Global e-Sustainability (“EICC/GeSI”) Initiative with the smelters and refiners of Conflict Minerals. The five-step process identified within the OECD Framework includes: (1) establishing strong company management systems; (2) identifying and assessing supply chain risk; (3) designing and implementing a risk response strategy; (4) third party auditing of our due diligence practices; and (5) reporting annually on supply chain due diligence. This Report outlines the measures taken by us in accordance with the OECD Framework during the reporting period.

(1) Established Strong Company Management Systems

We established an interdepartmental committee (the “Committee”) to develop the Company’s assessment and compliance process, with oversight from senior management.    Through the Committee, we identified and educated relevant internal departments or personnel affected, including in Purchasing, Finance (Compliance),  and Operations.

•

We have adopted a Conflict Minerals Policy (the “Policy”) that states our commitment to ethical business conduct and the responsible sourcing of minerals through our global supply chain.  The Policy is available on our website at www.interlinkelectronics.com under “Investors—Corporate Governance”.

•

We reviewed materials from the Electronic Industry Citizenship Coalition® (EICC®), the Global e-Sustainability Initiative (GeSI), who are developing tools to help enable companies to source conflict-free minerals.

•

We communicated with our suppliers and prospective suppliers via direct correspondence and telephone calls to inform them of (i) our Policy, and (ii) our intent to continue to work with them as reasonably practicable given our supply chain position and market leverage for increased understanding of the use of Conflict Minerals within our supply chain and to obtain wherever possible their commitment to facilitate our compliance with applicable law.

•

We confirmed that purchase order terms and conditions should be conformed where practicable to the Policy, recognizing that many of our suppliers demand terms and conditions and use standard forms with respect to which we have no leverage or ability to alter.

•	We established a process to evaluate the chain of custody of Conflict Minerals within our supply chain, including:
o	Analyzing our existing product offerings annually for scoping within the context of the Rule.
o	Developing an internal process to evaluate new products as developed to minimize the introduction of Conflict Minerals into our supply chain where possible.
o	Implemented a feedback mechanism through the Company’s Supplier Relations team to work with suppliers.

(2) Identified and Assessed Supply Chain Risk through Due Diligence

Step 1Our Purchasing team reviewed our product offerings to determine which suppliers provided materials, components or products that became part of products we manufactured or contracted to be manufactured.

Step 2Our Operations team then determined which manufactured or contracted to be manufactured products contained or were likely to contain conflict minerals necessary to the production or functionality of those products.  Through steps 1 and 2, we determined that 57 suppliers were relevant to this process (“Identified Suppliers”).  During the calendar year 2017, we added three additional suppliers to this process, bringing the number of Identified Suppliers to 60.

Step 3Under the Committee’s direction, we engaged a third-party consulting firm, Source Intelligence, to assist with the initial collection of information about the presence and sourcing of conflict minerals used in the products and components supplied to us during the calendar year 2016.  For calendar year 2017 we did not re-engage the third-party consulting firm.  From the information collected, we conducted a due diligence assessment of relevant product suppliers in accordance with the following:

We designed and implemented a due diligence program for supplier outreach and engagement that involved (i) developing a contact list of relevant suppliers and (ii) communicating with them to obtain information on the chain of custody and source of origin of Conflict Minerals in supplied products.  Our due diligence consisted of providing each Identified Supplier with the EICC/GeSI Conflict Minerals Reporting Template (the “Template”) to obtain the necessary information and certifications from our suppliers.  We received responses from 38 of our Identified Suppliers who were surveyed, and the three new Identified Suppliers were required to submit a Template as part of the approval process.

Step 4Our Purchasing team, with guidance from the Committee, analyzed the results of the Identified Supplier survey forms that were returned to us.  We reviewed the survey responses from each Identified Supplier that responded to determine whether the data provided was complete or whether further follow-up was required.  Follow-up was conducted by phone calls and emails, as necessary.  The team compared the smelters and refiners identified by the suppliers on the survey forms with the EICC/GeSI Conflict Free Smelter Initiative (“CFSI”) list of conflict-free smelters and refiners.  The CFSI List is now part of the Responsible Minerals Initiative in their Responsible Minerals Assurance Process (“RMAP”).  Smelters and refiners on the RMAP “Conformant List”  are participants in the RMAP and are conformant with the RMAP assessment protocols.  Smelters and refiners on the RMAP “Active  List” are participants in the RMAP and

have committed to undergo an audit or are participating in one of the cross-recognized certification programs.    Any smelters and refiners who were not in accordance with  RMAP protocols as reported by the RMAP were  compared to the Department of Commerce list of “World-Wide Conflict Mineral Processing Facilities” (the “DOC Smelter List”) in order to verify their existence.   The results of these comparisons are set forth on Annex I to this Report.

(3) Developed and Implemented a Risk Response Strategy

In analyzing the results from our supply chain diligence, we recognized that certain risks exist in our supply chain that require further follow-up and mitigation efforts. We have established the following plan for risk mitigation, which we review periodically for relevance and effectiveness.

Year 1 (Calendar Year 2016)

•	Conduct base line analysis of responses from first-tier suppliers.
•

Compare the smelters and refiners identified in the supply chain survey against the list of smelter facilities which have been identified as “conflict free” by programs such as CSFI for tantalum, tin, tungsten and gold, and otherwise identified on the DOC Smelter List.

•	Identify gaps in the data collection and high-risk suppliers, and continue to follow-up with suppliers as practicable.

Year 2+ (Calendar Year 2017 +)

•	Communicate survey results to our suppliers of relevant products.
•	Continue efforts in supplier education and outreach, including additional diligence with suppliers providing incomplete data.
•	Require new suppliers to complete a Template and comply with Rule 13p-1.
•	Follow-up on remediation efforts to obtain complete and accurate chain of custody information where possible to identify smelters/refiners of origin.
•	Continue to monitor the smelters and refiners identified in the supply chain against the latest data and other published lists of smelter facilities which have been identified as “conflict free”.
•	Develop and implement a progressive performance improvement plan for Identified Suppliers on an as-needed basis.

(4) Third Party Audit of Due Diligence Practices

This Report has not been subject to an independent private sector audit in accordance with the SEC Statement.

(5) Report Annually on Supply Chain Due Diligence

The Company's Form SD and Conflict Mineral Report, together with our Policy Statement, are posted on our website at www.interlinkelectronics.com under “Investors—Corporate Governance”.

(ii)     Independent Third Party Audit

This Report has not been subject to an independent private sector audit in accordance with the SEC Statement.

(iii)     Summary of Diligence Results; Risk Mitigation Efforts

Tracing materials back to their mine of origin is a complex aspect of responsible sourcing in our supply chain.  Our position as a remote downstream purchaser and supplier requires us to depend substantially on the cooperation of our suppliers and their numerous sub-suppliers, many of which are not subject to SEC reporting requirements and with whom we have limited leverage due to our size, market position and available resources.  As a result, we expect it may take us several years before we are able to identify all smelters and refiners in our supply chain.

In conducting our diligence, we have adopted the methodology outlined by the CFSI’s joint industry programs and outreach initiatives and have encouraged our suppliers to conform with the standards set forth in the OECD Framework and report to us using the Template or, where appropriate, our custom-designed form.  We conducted follow-up calls and correspondence with suppliers where information was incomplete, unreliable or unverifiable.  We identified 300     smelters and refiners of Conflict Minerals in our supply chain.  During calendar year 2017, one smelter was determined by the RMAP to be downstream of a smelter or refiner, and was formerly considered a smelter, but has since been reclassified.  The remaining 299 smelters and refiners of Conflict Minerals in our supply chain, and the related countries of origin, as set forth on Annex I.

We are continuing our efforts to determine the smelters and refiners used by our supply chain and to verify the most reasonable known mine of origin information available.  Through this effort, we have made a reasonable determination of certain of the mines or locations of origin of certain of the Conflict Minerals in our supply chain as indicated on Annex I.  We have also requested that all of our suppliers support the industry-wide initiative by adopting policies and procedures consistent with the EICC/GeSI sourcing initiative and by working to align their sources with the lists of conflict-free sourced metals.

The CFSI program audits smelters and refineries to ensure that all certified smelters and refineries only use the ores that are conflict-free from the Covered Countries.  The DOC List is more expansive and includes “verified” smelters and refiners, which may or may not be certified as conflict-free.  We are continuing to compile the names of smelters and refineries identified by the Identified Suppliers who did respond and are working to verify the information provided.  Certain of our Identified Suppliers indicated that not all of their smelters and refineries have been certified as conflict-free and we are continuing our diligence to this verify this information.

(iv)     See disclosure under paragraph (ii) above.

(v)     Not Applicable

(vi)     Not Applicable

2.Product Description

We determined that certain conflict minerals are necessary to the functionality of one or more of our products that we manufactured or had manufactured during the Reporting Period.    The Company’s relevant product categories for products containing tin, tungsten, tantalum and gold, other than those sourced from scrap or recycled materials, are as follows:

•	Force sensing resistors, mouse sensors, modules and products
•	Touchpads and touchpad modules

The Company’s efforts to determine the smelters, refiners, mines and locations of origin of the Conflict Minerals in its products is described above under 1. Due Diligence,  paragraphs (i) and (iii).

Conclusion

Due to the breadth and scope of the Company’s product categories, the resulting complexity of its supply chain, and the human and financial resources available to the Company, the Company acknowledges that the process of successfully tracing all of the Conflict Minerals used in its manufactured or contracted to manufacture products to their country of origin will take additional time and resources, likely several years.  Moving forward, the Company will continue to implement commercially reasonable processes to improve the quantity and quality of supplier responses, verify supplier responses provided, and evaluate new product lines as developed to eliminate the introduction of Conflict Minerals into the supply chain where practicable.

The success of Interlink in making determinations about the presence and source of Conflict Minerals in its products depends upon various factors including, but not limited to, the respective due diligence efforts of its suppliers and their supply chain and their respective willingness, whether public or private entities, to disclose such information to the Company, and the ability of the involved entities in making their determinations in accordance with nationally or internationally recognized standards, including the OECD Framework and other initiatives or guidance that may develop over time.  The failure to obtain reliable information from any level of our supply chain could have a material impact on our future ability to report on the presence of Conflict Minerals with any degree of certainty.  There can be no assurance that our suppliers will continue to cooperate with diligence inquiries and requests for certifications or provide documentation or other evidence that we consider reliable or provided to us within a time frame sufficient to allow us to make our own assessment following appropriate further diligence measures, if any.

The information provided in this Conflict Mineral Report speaks only as of its date.  Subsequent events, including the inability or unwillingness of participants in our supply chain to comply with our Policy or provide complete and accurate information requested, may affect our future determinations under Rule 13p-1.

Annex I

SMELTERS AND REFINERS IN OUR SUPPLY CHAIN

Metal	SOR Name	SOR ID #	Country of SOR	RMAP Status¹

Tungsten	A.L.M.T. Corp.	CID000004	Japan	Conformant
Tungsten	ACL Metais Eireli	CID002833	Brazil	Conformant
Gold	Advanced Chemical Company	CID000015	United States	Conformant
Gold	Aida Chemical Industries Co., Ltd.	CID000019	Japan	Conformant
Gold	Al Etihad Gold	CID002560	United Arab Emirates	Conformant
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	CID000035	Germany	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	Uzbekistan	Conformant
Tin	Alpha	CID000292	United States	Conformant
Tin	An Thai Minerals Company Limited	CID002825	Viet Nam
Tin	An Vinh Joint Stock Mineral Processing Company	CID002703	Viet Nam
Gold	AngloGold Ashanti	CID000058	Brazil	Conformant
Gold	Argor-Heraeus SA	CID000077	Switzerland	Conformant
Gold	Asahi Pretec Corporation	CID000082	Japan	Conformant
Gold	Asahi Refining Canada Limited	CID000924	Canada	Conformant
Gold	Asahi Refining USA Inc.	CID000920	United States	Conformant
Gold	Asaka Riken Co., Ltd.	CID000090	Japan	Conformant
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502	Viet Nam	Conformant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	CID000103	Turkey	DOC Verified
Gold	AU Traders and Refiners	CID002850	South Africa	Conformant
Gold	Aurubis AG	CID000113	Germany	Conformant
Gold	Bangalore Refinery	CID002863	India	Active
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	Philippines	Conformant
Gold	Boliden AB	CID000157	Sweden	Conformant
Gold	C. Hafner GmbH + Co. KG	CID000176	Germany	Conformant
Gold	Caridad	CID000180	Mexico
Gold	CCR Refinery - Glencore Canada Corporation	CID000185	Canada	Conformant
Gold	Cendres + Métaux SA	CID000189	Switzerland	Conformant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211	China	Conformant

Metal	SOR Name	SOR ID #	Country of SOR	RMAP Status¹

Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CID002513	China	Conformant
Tin	Chenzhou Yunxiang Mining and Metallurgy Company Limited	CID000228	China	Conformant
Gold	Chimet S.p.A.	CID000233	Italy	Conformant
Tin	China Tin Group Co., Ltd.	CID001070	China	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	China	Conformant
Gold	Chugai Mining	CID000264	Japan	DOC Verified
Tin	CNMC (Guangxi) PGMA Co. Ltd.	CID000278	China
Tin	Cooperativa Metalurgica de Rondônia Ltda.	CID000295	Brazil
Tin	CV Ayi Jaya	CID002570	Indonesia	Conformant
Tin	CV Dua Sekawan	CID002592	Indonesia	Conformant
Tin	CV Gita Pesona	CID000306	Indonesia	Conformant
Tin	CV Serumpun Sebalai	CID000313	Indonesia	Conformant
Tin	CV Tiga Sekawan	CID002593	Indonesia	Conformant
Tin	CV United Smelting	CID000315	Indonesia	Conformant
Tin	CV Venus Inti Perkasa	CID002455	Indonesia	Conformant
Tantalum	D Block Metals, LLC	CID002504	United States	Conformant
Gold	Daejin Indus Co., Ltd.	CID000328	Korea, Republic of	Conformant
Gold	Daye Non-Ferrous Metals Mining Ltd.	CID000343	China	DOC Verified
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CID000345	China	DOC Verified
Gold	DODUCO GmbH	CID000362	Germany	Conformant
Gold	Dowa	CID000401	Japan	Conformant
Tin	Dowa	CID000402	Japan	Conformant
Gold	DSC (Do Sung Corporation)	CID000359	Korea, Republic of	Conformant
Tantalum	Duo Luo Shan Sapphire Rare Metal Co. Ltd of Zhaoqing	CID000410	China	DOC Verified
Gold	Eco-System Recycling Co., Ltd.	CID000425	Japan	Conformant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	CID002572	Viet Nam
Gold	Elemetal Refining, LLC	CID001322	United States	DOC Verified
Tin	EM Vinto	CID000438	Bolivia	Conformant
Gold	Emirates Gold DMCC	CID002561	United Arab Emirates	Conformant
Tin	Estanho de Rondônia S.A.	CID000448	Brazil	DOC Verified
Tantalum	Exotech Inc.	CID000456	United States	Conformant
Tantalum	F&X Electro-Materials Ltd.	CID000460	China	Conformant
Tin	Fenix Metals	CID000468	Poland	Conformant

Metal	SOR Name	SOR ID #	Country of SOR	RMAP Status¹

Tantalum	FIR Metals & Resource Ltd.	CID002505	China	Conformant
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CID000499	China	Conformant
Gold	Gansu Seemine Material Hi-Tech Co Ltd	CID000522	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CID000875	China	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	China	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	China	Conformant
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CID002536	China	DOC Verified
Gold	Geib Refining Corporation	CID002459	United States	Conformant
Tin	Gejiu Fengming Metallurgy Chemical Plant	CID002848	China	Conformant
Tin	Gejiu Jinye Mineral Company	CID002859	China	Conformant
Tin	Gejiu Kai Meng Industry and Trade LLC	CID000942	China	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	China	Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CID001908	China	Conformant
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CID000555	China
Tantalum	Global Advanced Metals Aizu	CID002558	Japan	Conformant
Tantalum	Global Advanced Metals Boyertown	CID002557	United States	Conformant
Tungsten	Global Tungsten & Powders Corp.	CID000568	United States	Conformant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd	CID002243	China	Conformant
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CID001909	China	DOC Verified
Gold	Guangdong Jinding Gold Limited	CID002312	China	DOC Verified
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CID000291	China	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218	China	Conformant
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CID000616	China	Conformant
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CID002849	China	Conformant
Gold	Gujarat Gold Centre	CID002852	India	DOC Verified

Metal	SOR Name	SOR ID #	Country of SOR	RMAP Status¹

Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CID000651	China	DOC Verified
Tantalum	H.C. Starck Co., Ltd.	CID002544	Thailand	Conformant
Tantalum	H.C. Starck Hermsdorf GmbH	CID002547	Germany	Conformant
Tantalum	H.C. Starck Inc.	CID002548	United States	Conformant
Tantalum	H.C. Starck Ltd.	CID002549	Japan	Conformant
Tungsten	H.C. Starck Smelting GmbH & Co. KG	CID002542	Germany	Conformant
Tantalum	H.C. Starck Smelting GmbH & Co. KG	CID002550	Germany	Conformant
Tantalum	H.C. Starck Tantalum and Niobium GmbH	CID002545	Germany	Conformant
Tungsten	H.C. Starck Tungsten GmbH	CID002541	Germany	Conformant
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CID000671	China	DOC Verified
Gold	Heimerle + Meule GmbH	CID000694	Germany	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	China	Conformant
Gold	Heraeus Metals Hong Kong Ltd	CID000707	China	Conformant
Gold	Heraeus Precious Metals GmbH & Co. KG	CID000711	Germany	Conformant
Tantalum	Hi-Temp Specialty Metals, Inc.	CID000731	United States	DOC Verified
Tin	HuiChang Hill Tin Industry Co., Ltd.	CID002844	China	Conformant
Tin	Huichang Jinshunda Tin Co. Ltd	CID000760	China	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766	China	Conformant
Gold	Hunan Chenzhou Mining Co., Ltd.	CID000767	China	DOC Verified
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CID002579	China	Conformant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CID000769	China	Conformant
Gold	HwaSeong CJ Co. Ltd	CID000778	Korea, Republic of
Tungsten	Hydrometallurg, JSC	CID002649	Russian Federation	Conformant
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801	China	Conformant
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807	Japan	Conformant
Gold	Istanbul Gold Refinery	CID000814	Turkey	Conformant
Gold	Japan Mint	CID000823	Japan	Conformant
Tungsten	Japan New Metals Co., Ltd.	CID000825	Japan	Conformant

Metal	SOR Name	SOR ID #	Country of SOR	RMAP Status¹

Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	China	Conformant
Gold	Jiangxi Copper Company Limited	CID000855	China	Conformant
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CID002647	China	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512	China	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	China	Conformant
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CID000244	China	Conformant
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CID002313	China	DOC Verified
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318	China	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	CID002842	China	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	China	Conformant
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CID002535	China	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	China	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	China	Conformant
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	CID000917	China	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	China	Conformant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	CID000927	Russian Federation	Conformant
Gold	JSC Uralelectromed	CID000929	Russian Federation	Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	CID000937	Japan	Conformant
Gold	Kaloti Precious Metals	CID002563	United Arab Emirates
Gold	Kazzinc	CID000957	Kazakhstan	Conformant
Tantalum	KEMET Blue Metals	CID002539	Mexico	Conformant
Tantalum	Kemet Blue Powder	CID002568	United States	Conformant
Tungsten	Kennametal Fallon	CID000966	United States	Conformant
Tungsten	Kennametal Huntsville	CID000105	United States	Conformant
Gold	Kennecott Utah Copper LLC	CID000969	United States	Conformant
Gold	KGHM Polska Miedź Spółka Akcyjna	CID002511	Poland	Active

Metal	SOR Name	SOR ID #	Country of SOR	RMAP Status¹

Tantalum	King-Tan Tantalum Industry Ltd.	CID000973	China	DOC Verified
Gold	Kojima Chemicals Co., Ltd.	CID000981	Japan	Conformant
Gold	Korea Zinc Co., Ltd.	CID002605	Korea, Republic of	Conformant
Gold	Kyrgyzaltyn JSC	CID001029	Kyrgyzstan	Conformant
Gold	L'azurde Company For Jewelry	CID001032	Saudi Arabia	DOC Verified
Gold	Lingbao Gold Company Ltd.	CID001056	China	DOC Verified
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	CID001058	China	DOC Verified
Tantalum	LSM Brasil S.A.	CID001076	Brazil	Conformant
Gold	LS-NIKKO Copper Inc.	CID001078	Korea, Republic of	Conformant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CID001093	China	DOC Verified
Tin	Magnu's Minerais Metais e Ligas Ltda.	CID002468	Brazil	Conformant
Tin	Malaysia Smelting Corporation (MSC)	CID001105	Malaysia	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319	China	Conformant
Gold	Materion	CID001113	United States	Conformant
Gold	Matsuda Sangyo Co., Ltd.	CID001119	Japan	Conformant
Tin	Melt Metais e Ligas S.A.	CID002500	Brazil	Conformant
Tin	Metallic Resources, Inc.	CID001142	United States	Conformant
Tin	Metallo Spain S.L.U.	CID002774	Spain	Conformant
Tin	Metallo-Chimique N.V.	CID002773	Belgium	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163	India	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149	China	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152	Singapore	Conformant
Gold	Metalor Technologies (Suzhou) Co Ltd	CID001147	China	Conformant
Gold	Metalor Technologies SA	CID001153	Switzerland	Conformant
Gold	Metalor USA Refining Corporation	CID001157	United States	Conformant
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	CID001161	Mexico	Conformant
Tin	Mineração Taboca S.A.	CID001173	Brazil	Conformant
Tantalum	Mineração Taboca S.A.	CID001175	Brazil	Conformant
Tin	Minsur	CID001182	Peru	Conformant
Gold	Mitsubishi Materials Corporation	CID001188	Japan	Conformant
Tin	Mitsubishi Materials Corporation	CID001191	Japan	Conformant

Metal	SOR Name	SOR ID #	Country of SOR	RMAP Status¹

Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID001192	Japan	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193	Japan	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509	India	Conformant
Gold	Modeltech Sdn Bhd	CID002857	Malaysia	Active
Tin	Modeltech Sdn Bhd	CID002858	Malaysia	Active
Tungsten	Moliren Ltd	CID002845	Russian Federation	Conformant
Gold	Morris and Watson	CID002282	New Zealand	DOC Verified
Gold	Moscow Special Alloys Processing Plant	CID001204	Russian Federation	Conformant
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	CID001220	Turkey	Conformant
Tin	Nankang Nanshan Tin Co., Ltd.	CID001231	China	Conformant
Gold	Navoi Mining and Metallurgical Combinat	CID001236	Uzbekistan	DOC Verified
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	CID002573	Viet Nam
Tungsten	Niagara Refining LLC	CID002589	United States	Conformant
Gold	Nihon Material Co., Ltd.	CID001259	Japan	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	China	Conformant
Tantalum	NPM Silmet AS	CID001200	Estonia	Conformant
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	CID002543	Viet Nam	Conformant
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	Thailand	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	CID002517	Philippines	Conformant
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	CID002779	Austria	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325	Japan	Conformant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	CID001326	Russian Federation	Conformant
Gold	OJSC Novosibirsk Refinery	CID000493	Russian Federation	Conformant
Tin	Operaciones Metalurgical S.A.	CID001337	Bolivia	Conformant
Gold	PAMP S.A.	CID001352	Switzerland	Conformant
Gold	Penglai Penggang Gold Industry Co Ltd	CID001362	China	DOC Verified
Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827	Philippines	Conformant

Metal	SOR Name	SOR ID #	Country of SOR	RMAP Status¹

Tantalum	Power Resources Ltd.	CID002847	Macedonia, FYR	Conformant
Gold	Prioksky Plant of Non-Ferrous Metals	CID001386	Russian Federation	Conformant
Gold	PT Aneka Tambang (Persero) Tbk	CID001397	Indonesia	Conformant
Tin	PT Aries Kencana Sejahtera	CID000309	Indonesia	Conformant
Tin	PT Artha Cipta Langgeng	CID001399	Indonesia	Conformant
Tin	PT ATD Makmur Mandiri Jaya	CID002503	Indonesia	Conformant
Tin	PT Babel Inti Perkasa	CID001402	Indonesia	Conformant
Tin	PT Bangka Prima Tin	CID002776	Indonesia	Conformant
Tin	PT Bangka Tin Industry	CID001419	Indonesia	Conformant
Tin	PT Belitung Industri Sejahtera	CID001421	Indonesia	Conformant
Tin	PT Bukit Timah	CID001428	Indonesia	Conformant
Tin	PT Cipta Persada Mulia	CID002696	Indonesia
Tin	PT DS Jaya Abadi	CID001434	Indonesia	Conformant
Tin	PT Eunindo Usaha Mandiri	CID001438	Indonesia	Conformant
Tin	PT Inti Stania Prima	CID002530	Indonesia	Conformant
Tin	PT Justindo	CID000307	Indonesia
Tin	PT Karimun Mining	CID001448	Indonesia	Conformant
Tin	PT Kijang Jaya Mandiri	CID002829	Indonesia	Conformant
Tin	PT Mitra Stania Prima	CID001453	Indonesia	Conformant
Tin	PT O.M. Indonesia	CID002757	Indonesia
Tin	PT Panca Mega Persada	CID001457	Indonesia	Conformant
Tin	PT Prima Timah Utama	CID001458	Indonesia	Conformant
Tin	PT Refined Bangka Tin	CID001460	Indonesia	Conformant
Tin	PT Sariwiguna Binasentosa	CID001463	Indonesia	Conformant
Tin	PT Stanindo Inti Perkasa	CID001468	Indonesia	Conformant
Tin	PT Sukses Inti Makmur	CID002816	Indonesia	Conformant
Tin	PT Sumber Jaya Indah	CID001471	Indonesia	Conformant
Tin	PT Timah (Persero) Tbk Kundur	CID001477	Indonesia	Conformant
Tin	PT Timah (Persero) Tbk Mentok	CID001482	Indonesia	Conformant
Tin	PT Tinindo Inter Nusa	CID001490	Indonesia	Conformant
Tin	PT Tirus Putra Mandiri	CID002478	Indonesia
Tin	PT Tommy Utama	CID001493	Indonesia	Conformant
Tin	PT WAHANA PERKIT JAYA	CID002479	Indonesia
Gold	PX Precinox SA	CID001498	Switzerland	Conformant
Tantalum	QuantumClean	CID001508	United States	Conformant
Gold	Rand Refinery (Pty) Ltd.	CID001512	South Africa	Conformant
Gold	Remondis Argentia B.V.	CID002582	Netherlands	Active
Gold	Republic Metals Corporation	CID002510	United States	Conformant
Tin	Resind Indústria e Comércio Ltda.	CID002706	Brazil	Conformant
Tantalum	Resind Indústria e Comércio Ltda.	CID002707	Brazil	Conformant

Metal	SOR Name	SOR ID #	Country of SOR	RMAP Status¹

Tantalum	RFH Tantalum Smeltry Co., Ltd.	CID001522	China	Conformant
Gold	Royal Canadian Mint	CID001534	Canada	Conformant
Tin	Rui Da Hung	CID001539	Taiwan	Conformant
Gold	SAAMP	CID002761	France	Conformant
Gold	Sabin Metal Corp.	CID001546	United States	DOC Verified
Gold	SAFINA A.S.	CID002290	Czech Republic	DOC Verified
Gold	Sai Refinery	CID002853	India	DOC Verified
Gold	Samduck Precious Metals	CID001555	Korea, Republic of	Conformant
Gold	SAMWON METALS Corp.	CID001562	Korea, Republic of	DOC Verified
Gold	SAXONIA Edelmetalle GmbH	CID002777	Germany	Conformant
Gold	Schone Edelmetaal B.V.	CID001573	Netherlands	Conformant
Gold	SEMPSA Joyería Platería SA	CID001585	Spain	Conformant
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CID001619	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	China	Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736	China	Conformant
Gold	Singway Technology Co., Ltd.	CID002516	Taiwan	Conformant
Gold	So Accurate Group, Inc.	CID001754	United States	DOC Verified
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	CID001756	Russian Federation	Conformant
Tin	Soft Metais Ltda.	CID001758	Brazil	Conformant
Gold	Solar Applied Materials Technology Corp.	CID001761	Taiwan	Conformant
Tantalum	Solikamsk Magnesium Works OAO	CID001769	Russian Federation	Conformant
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CID002815	China	Conformant
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798	Japan	Conformant
Gold	T.C.A S.p.A	CID002580	Italy	Conformant
Tantalum	Taki Chemical Co., Ltd.	CID001869	Japan	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875	Japan	Conformant
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	CID001889	Viet Nam	Conformant
Tantalum	Telex Metals	CID001891	United States	Conformant
Tin	Thaisarco	CID001898	Thailand	Conformant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CID001916	China	Conformant
Gold	Tokuriki Honten Co., Ltd.	CID001938	Japan	Conformant
Gold	TongLing Nonferrous Metals Group Holdings Co., Ltd.	CID001947	China	DOC Verified

Metal	SOR Name	SOR ID #	Country of SOR	RMAP Status¹

Gold	Tony Goetz NV	CID002587	Belgium
Gold	Torecom	CID001955	Korea, Republic of	Conformant
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	CID002574	Viet Nam
Tantalum	Ulba Metallurgical Plant JSC	CID001969	Kazakhstan	Conformant
Gold	Umicore Brasil Ltda.	CID001977	Brazil	Conformant
Gold	Umicore Precious Metals Thailand	CID002314	Thailand	Conformant
Gold	Umicore SA Business Unit Precious Metals Refining	CID001980	Belgium	Conformant
Gold	United Precious Metal Refining, Inc.	CID001993	United States	Conformant
Gold	Valcambi SA	CID002003	Switzerland	Conformant
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	CID002011	Viet Nam	Conformant
Tin	VQB Mineral and Trading Group JSC	CID002015	Viet Nam
Gold	Western Australian Mint trading as The Perth Mint	CID002030	Australia	Conformant
Tin	White Solder Metalurgia e Mineração Ltda.	CID002036	Brazil	Conformant
Gold	WIELAND Edelmetalle GmbH	CID002778	Germany	Conformant
Tungsten	Wolfram Bergbau und Hütten AG	CID002044	Austria	Conformant
Tungsten	Woltech Korea Co., Ltd.	CID002843	Korea, Republic of	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	China	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082	China	Conformant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CID002830	China	Conformant
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CID002095	China	Conformant
Tantalum	XinXing Haorong Electronic Material Co., Ltd.	CID002508	China	Conformant
Gold	Yamamoto Precious Metal Co., Ltd.	CID002100	Japan	Conformant
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CID002307	China	Conformant
Gold	Yokohama Metal Co., Ltd.	CID002129	Japan	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	CID002158	China	Conformant
Gold	Yunnan Copper Industry Co Ltd	CID000197	China	DOC Verified
Tin	Yunnan Tin Group (Holding) Company Limited	CID002180	China	Conformant

Metal	SOR Name	SOR ID #	Country of SOR	RMAP Status¹

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	China	Conformant
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CID002232	China	DOC Verified

¹ "Conformant" means conformant with the RMAP protocols as reported by the RMI.  “Active” means the smelter or refiner has committed to undergo an RMAP assessment, as reported by the RMI.   “DOC Verified" means confirmed as a known processing facility on the DOC Smelter List, but not reported by the RMI.